Registration No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                                 Cinergy Corp.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          31-1385023
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                             139 EAST FOURTH STREET
                            CINCINNATI, OHIO  45202
         (Address, including zip code, of Principal Executive Offices)
                             ______________________

                     CINERGY CORP. 1996 LONG-TERM INCENTIVE
                               COMPENSATION PLAN
                            (Full title of the plan)
                             ______________________

                         WILLIAM L. SHEAFER, Treasurer
                 JEROME A. VENNEMANN, Associate General Counsel
                             139 East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 381-2000
 (Names, address, including zip code, and telephone number, including area code, of agents for service)
                           _________________________

                        Copies of all communications to:

                               RONAL R. NEWBANKS
                          Taft, Stettinius & Hollister
                             1800 Star Bank Center
                               425 Walnut Street
                             Cincinnati, Ohio 45202
                          (Counsel for the Registrant)
                           _________________________

                                  CALCULATION OF REGISTRATION FEE

                                  Amount        Proposed maximum    Proposed maximum
Title of securities                to be         offering price    aggregate offering        Amount of
to be registered(1)            registered(1)       per share(2)         price(2)         registration fee
Common Stock, $0.01
   Par Value . . . . . . . . .  7,000,000 shs.      $32.9375          $230,562,500          $69,860.44


(1) This registration statement also covers such indeterminable number of additional shares of Common Stock as may become issuable with respect to all or any of such shares pursuant to the antidilution provisions in the plan.

(2)  Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale price of the Common Stock on the New York Stock
     Exchange on December 6, 1996.

                            CINERGY CORP. ("CINERGY")
                   1996 LONG-TERM INCENTIVE COMPENSATION PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents (the "Incorporated Documents"), previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference:

    1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.

    2. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, as amended, and September 30, 1996.

    3. Registrant's Current Reports on Form 8-K dated May 7, 1996 and June 6, 1996.

    4. Registrant's definitive proxy statement dated March 15, 1996, relating to its Annual Meeting of Shareholders held on April 26, 1996.

    5. The information under the caption "Item 4. Description of Securities to be Registered" contained or incorporated in the Registration Statement on Form 8-B (File No. 1-11377) filed by the registrant under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Cinergy pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in the Registration Statement by reference and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel.

     The statements made in this Registration Statement as to matters of law and legal conclusions have been reviewed by Taft, Stettinius & Hollister, counsel for Cinergy, and are made on the authority of that firm as experts. The members and associates of such firm and their immediate families own directly or indirectly an aggregate 17,078 shares of Cinergy's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     Cinergy, being incorporated under the Delaware General Corporation Law (the "DGCL"), is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, as therein provided. Article VI of Cinergy's By-Laws provides that Cinergy shall indemnify specified persons, including officers and directors of Cinergy, against liabilities under certain circumstances. Also, Article VI provides that Cinergy may purchase and maintain insurance on behalf of or for any director, officer, employee or agent for protection against certain liabilities or claims asserted against such persons. In addition, Article Sixth of Cinergy's Certificate of Incorporation provides limits to the personal liability of Cinergy's directors for breach of fiduciary duties to the fullest extent permitted by the DGCL.


Item 7.   Exemption from Registration Claimed.

     Not Applicable.


Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
  No.

 *4.1 Certificate of Incorporation of Cinergy (Exhibit to Cinergy's 1993 Form 10-K in File No. 1-11377).

 *4.2   By-Laws of Cinergy as amended January 25, 1996. (Exhibit to
        Cinergy's Form U-1 Declaration filed February 23,1996, in File No. 70-
        8807).

 *4.3 Cinergy Corp. 1996 Long-Term Incentive Compensation Plan (Exhibit to Cinergy's Schedule 14A Definitive Proxy Statement filed March 13, 1996, in File No. 1-11377).

 *4.4 Amendment to the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan (Exhibit to Cinergy's September 30, 1996 Form 10-Q in File No. 1-11377).

 5 Opinion of Taft, Stettinius & Hollister as to legality of the Common Stock being registered.

23.1 Consent of Taft, Stettinius & Hollister (included in their opinion filed as Exhibit 5).

23.2    Consent of Arthur Andersen LLP, Cincinnati, Ohio (see page II-7).

24.1    Powers of Attorney (filed herewith).

24.2    Certified copy of resolution of Cinergy's Board of Directors.

     * The exhibits with an asterisk have been filed with the Securities and Exchange Commission and are incorporated herein by reference.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 6, 1996.

                                CINERGY CORP.


                                By:         *James E. Rogers
                                      James E. Rogers, Vice Chairman,
                                   President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                        Title                     Date

(i) Principal executive officer:

   *James E. Rogers              Vice Chairman, President     December 6, 1996
    James E. Rogers            and Chief Executive Officer

(ii) Principal financial officer:

 /s/ J. WAYNE LEONARD              Group Vice President       December 6, 1996
   J. Wayne Leonard            and Chief Financial Officer

(iii) Principal accounting officer:


  /s/ CHARLES J. WINGER                Comptroller            December 6, 1996
    Charles J. Winger

       Signatures                        Title                     Date

(iv)  Directors:


  * Neil A. Armstrong                   Director              December 6, 1996
  * James K. Baker                      Director              December 6, 1996
  * Michael G. Browning                 Director              December 6, 1996
  * Phillip R. Cox                      Director              December 6, 1996
  * Kenneth M. Duberstein               Director              December 6, 1996
  * John A. Hillenbrand II              Director              December 6, 1996
  * George C. Juilfs                    Director              December 6, 1996
  * Melvin Perelman                     Director              December 6, 1996
  * Thomas E. Petry                     Director              December 6, 1996
  * Jackson H. Randolph                 Director              December 6, 1996
  * James E. Rogers                     Director              December 6, 1996
  * John J. Schiff, Jr.                 Director              December 6, 1996
  * Philip R. Sharp                     Director              December 6, 1996
  * Van P. Smith                        Director              December 6, 1996
  * Dudley S. Taft                      Director              December 6, 1996
  * Oliver W. Waddell                   Director              December 6, 1996





*By:       /s/ J. WAYNE LEONARD
      J. Wayne Leonard, Attorney-in-fact

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 25, 1996, included in Cinergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and to all references to our Firm included in this Registration Statement.



                                   /s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
December 6, 1996.


                             ______________________


   The consent of Counsel named as experts is included in their opinion being filed as an Exhibit to the Registration Statement.